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                                                                    Exhibit 99.1


CLARK
THE FORKLIFT.

                                                                   JUNE 29, 2000


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                                  Announcement

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            CLARK MATERIAL HANDLING COMPANY'S OPERATING STRATEGY AND
              PERMANENT $45 MILLION DIP FINANCING APPROVED BY COURT

LEXINGTON, KY - JUNE 29, 2000 - CLARK Material Handling Company today announced court approvals for management's operating strategy and permanent debtor-in-possession financing of up to $45 million from Congress Financial Corporation.

Under the Final Order approved by the Court, CLARK will proceed with its plans to cease manufacturing operations in Lexington and transition these operations to Company facilities in Germany, Korea and Alabama.

Furthermore, a portion of the $45 million permanent financing will carry a lower interest rate than the interim facility it replaces, and also includes separate financing accommodations to CLARK's Blue Giant subsidiary.

Dr. Martin M. Dorio, Jr., Chairman and Chief Executive Officer stated, "We are pleased to take this important step in the reorganization process for CLARK Material Handling Company. We now will be implementing the manufacturing initiatives we have designed to most cost effectively produce value-added CLARK products for our dealers and customers, and have the permanent financing necessary for CLARK to fulfill the market's needs and move forward competitively. CLARK is positioned to meet its post Chapter 11 filing obligations to suppliers and provide dealers with the quality products and services they require."

                              Contact Information:
    Roanne Kulakoff or Robert D. Siegfried, Kekst and Company - 212-521-4800